United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: June 2, 2005
(Date of earliest event reported)

EMAK Worldwide, Inc.

(exact name of registrant as specified in its charter)

Delaware	23346	13-3534145
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

6330 San Vicente Boulevard
Los Angeles, California 90048
(Address of Principal executive offices, including zip code)

(323) 932-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     At a regular meeting held on June 2, 2005, the Board of Directors of EMAK Worldwide, Inc. (the “Company”), on the recommendation of its Compensation Committee, approved compensation for Stephen P. Robeck, its non-executive Chairman and interim Chief Executive Officer. During his term as Chief Executive Officer (Interim), Mr. Robeck will receive base salary at an annual rate of $350,000 as well as health and welfare benefits and perquisites in accordance with the Company’s standard program for executive officers. At such time as a new Chief Executive Officer is engaged by the Company, Mr. Robeck’s compensation as non-executive Chairman will be set at an annual fee of $300,000 plus $50,000 in non-accountable expenses.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAK WORLDWIDE, INC.
Date: June 8, 2005	By:	/S/TERESA L. TORMEY
Teresa L. Tormey,
Executive Vice President, General Counsel and Secretary

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